Exhibit 4.1

RIGHTS AGREEMENT

Dated as of August 21, 2006

by and between

BANDAG, INCORPORATED

and

COMPUTERSHARE TRUST COMPANY, N.A.

(as Rights Agent)

i

ii

RIGHTS AGREEMENT

        This Rights Agreement (this “Agreement”), is dated as of August 21, 2006, by and between Bandag, Incorporated, an Iowa corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”).

RECITALS

        WHEREAS, the Board of Directors of the Company has authorized and declared a dividend distribution of (1) one common share purchase right (a “Common Share Purchase Right”) for each share of common stock, par value $1.00, of the Company (a “Common Share”) and each share of class B common stock, par value $1.00, of the Company (a “Class B Common Share”) and (2) one class A common share purchase right (a “Class A Common Share Purchase Right”) (the Class A Common Share Purchase Rights and Common Share Purchase Rights being collectively referred to as “Rights”) for each class A common share, par value $1.00, of the Company (a “Class A Common Share”) outstanding on September 12, 2006 (the “Record Date”), payable on September 12, 2006 (the “Payment Date”); and

        WHEREAS, the Board of Directors of the Company has further authorized and directed the issuance of (1) one Common Share Purchase Right with respect to each Common Share and Class B Common Share and (2) one Class A Common Share Purchase Right with respect to each Class A Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined), with each Common Share Purchase Right representing the right to purchase one-half of one Common Share and each Class A Common Share Purchase Right representing the right to purchase one-half of one Class A Common Share, subject to adjustment as hereinafter provided, and upon the terms and subject to the conditions hereinafter set forth.

AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        Section 1.     Definitions. The defined terms herein, whether defined in this Section 1 or elsewhere in this Agreement, shall apply equally to both singular and plural forms of the words defined. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of (i) 20% or more of the Common Shares then outstanding, (ii) 20% or more of the Class A Common Shares then outstanding or (iii) 20% or more of the total number of Common Shares and Class A Common Shares then outstanding, but shall not include any member of the Carver Family, the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares or Class A Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan. Notwithstanding the foregoing, no Person who or which, at the close of business on the date hereof, shall be the Beneficial Owner as of that date of 20% or more of the Common Shares outstanding, 20% or more of the Class A Common Shares outstanding or 20% or more of the total number of Common Shares and Class A Common Shares outstanding shall be deemed an “Acquiring Person”; provided, however, that if a Person is, at the close of business on the day hereof, the Beneficial Owner as of that date of 20% or more of the Common Shares outstanding, 20% or more of the Class A Common Shares outstanding or 20% or more of the total number of Common Shares and Class A Common Shares outstanding and shall thereafter become the Beneficial Owner of additional Common Shares or Class A Common Shares of the Company at any time that the Person is or thereby becomes the Beneficial Owner of 20% or more of the Common Shares outstanding, 20% or more of the Class A Common Shares outstanding or 20% or more of the total number of shares of Common Shares and Class A Common Shares outstanding (other than Common Shares or Class A Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an “Acquiring Person”. Without limiting the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares or Class A Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to (A) 20% or more of the Common Shares then outstanding, (B) 20% or more of the Class A Common Shares then outstanding or (C) 20% or more of the total number of Common Shares and Class A Common Shares then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the Common Shares then outstanding, 20% or more of the Class A Common Shares then outstanding or 20% or more of the total number of Common Shares and Class A Common Shares then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares or Class A Common Shares (other than Common Shares or Class A Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an “Acquiring Person.” Notwithstanding any of the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares or Class A Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement.

(c) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of, or with respect to, acquiring, holding, voting (except to the extent contemplated by the proviso to Section l(c)(ii)(B)) or disposing of any securities of the Company.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

(d) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Iowa or the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(e) “Carver Family” shall mean (i) Lucille A. Carver, widow of Roy J. Carver, (ii) the lineal descendants of Roy J. Carver and their spouses, (iii) executors and administrators of the estate of Lucille A. Carver and the estates of lineal descendants of Roy J. Carver and their spouses, (iv) trusts in which Lucille A. Carver, the lineal descendants of Roy J. Carver and their spouses are entitled, in the aggregate, to at least a majority of the beneficial interest therein, (v) any beneficiary of any such trust to whom shares subject to such trust are subsequently distributed and lineal descendants of any such beneficiary, (vi) any corporation in which a majority of the outstanding voting shares are beneficially owned by Lucille A. Carver, the lineal descendants of Roy J. Carver and their spouses, and (vii) any partnership in which a majority of the partnership interests are beneficially owned by Lucille A. Carver, the lineal descendants of Roy J. Carver and their spouses. For purposes of the foregoing definitions in this subparagraph (iii), the terms “lineal descendant” and “lineal descendants” includes an adopted child and adopted children, respectively.

(f) “Class A Common Share Purchase Price” has the meaning set forth in Section 7(c) hereof.

(g) “Close of business” on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

(h) “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(i) “Common Share Purchase Price” has the meaning set forth in Section 7(b) hereof.

(j) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(k) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(l) “Person” shall mean any individual, firm, corporation, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

(m) “Purchase Price” shall mean the Common Share Purchase Price and the Class A Common Share Purchase Price together and, when used without further specification as to which, shall refer to both the Common Share Purchase Price and the Class A Common Share Purchase Price, as appropriate, subject to adjustment from time to time as provided in this Agreement.

(n) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(o) “Right” has the meaning set forth in the Recitals to this Agreement.

(p) “Shares Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

(q) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

        Section 2.     Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of Common Shares, Class A Common Shares and/or Class B Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’prior written notice to the Rights Agent. No such appointment shall change or increase the Rights Agent’s duties, liabilities or obligations under this Agreement. The Rights Agent shall have no duty to supervise, and in no event shall the Rights Agent be liable for, the acts or omissions of any such co-Rights Agent appointed by the Company.

        Section 3.     Issue of Right Certificates.

(a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or of the first public announcement of the intention of any Person (other than any member of the Carver Family, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares or Class A Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the Common Shares then outstanding, 20% or more of the Class A Common Shares then outstanding or 20% or more of the total number of Common Shares and Class A Common Shares then outstanding (including in either case any such date which is after the date of this Agreement and prior to the Payment Date (the earlier of such dates being herein referred to as the “Distribution Date”); provided, however, that if the tenth day or Business Day, as the case may be, after the pertinent date occurs before the Record Date, “Distribution Date” shall mean the Record Date), (A) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares, Class A Common Shares or Class B Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (B) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares, Class A Common Shares or Class B Common Shares. If the Rights Agent is not then the transfer agent and registrar of the Common Shares, Class A Common Shares and Class B Common Shares, then upon the occurrence of a Distribution Date, the Company shall promptly notify the Rights Agent and request a stockholder list from the Company’s transfer agent. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares, Class A Common Shares and Class B Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A-1 or Exhibit A-2, as applicable (each a “Right Certificate”), evidencing (1) one Common Share Purchase Right for each Common Share or Class B Common Share so held or (2) one Class A Common Share Purchase Right for each Class A Common Share so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) The Company has prepared a Summary of Rights to Purchase Shares, attached as Exhibit B hereto (the “Summary of Rights”), a copy of which is available free of charge from the Company. With respect to certificates for Common Shares, Class A Common Shares or Class B Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares, Class A Common Shares or Class B Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares, Class A Common Shares or Class B Common Shares represented thereby.

(c) Certificates for Common Shares, Class A Common Shares or Class B Common Shares which become outstanding (including, without limitation, certificates for reacquired Common Shares, Class A Common Shares or Class B Common Shares referred to in the sentence that follows immediately after this sentence, certificates for Common Shares, Class A Common Shares or Class B Common Shares held by the Company prior to the Record Date and certificates issued on the transfer of Common Shares, Class A Common Shares or Class B Common Shares) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially in the form below. In the event that the Company purchases or acquires any Common Shares, Class A Common Shares or Class B Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares, Class A Common Shares or Class B Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares, Class A Common Shares or Class B Common Shares which are no longer outstanding. With respect to certificates containing the legend below, until the Distribution Date, the Rights associated with the Common Shares, Class A Common Shares or Class B Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares represented thereby. The form of legend that shall be impressed on, printed on, written on or otherwise affixed to the certificates is as follows:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Bandag, Incorporated and Computershare Trust Company, N.A., dated as of August 21, 2006, and as such agreement may be amended (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Bandag, Incorporated. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Bandag, Incorporated will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether held by such Person or any subsequent holder shall become null and void.

Upon the conversion of the Class B Common Shares into Common Shares pursuant to the terms of the Restated Articles of Incorporation of the Company following the Record Date, any Rights associated with the Class B Common Shares which are converted shall be deemed cancelled and retired. Each Common Share into which the Class B Common Shares are converted shall carry a Common Share Purchase Right, and the share certificates associated with such Common Shares, when issued, shall bear a legend substantially in the form found in this Section 3(c).

        Section 4.     Form of Right Certificates. The Right Certificates (and the forms of election to purchase Common Shares or Class A Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A-1 or Exhibit A-2 hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (which do not affect the duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares or Class A Common Shares as shall be set forth therein at the price per Common Share or Class A Common Share set forth therein, but the amount and type of securities purchasable upon exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

        Section 5.     Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such individual was not such an officer.

(b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its designated office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date and certificate number of each of the Right Certificates.

        Section 6.     Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares or Class A Common Shares, as the case may be, as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

        Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) As provided herein, each Common Share Purchase Right shall be exercisable to purchase one-half of one Common Share and each Class A Common Share Purchase Right shall be exercisable to purchase one-half of one Class A Common Share, subject to further adjustment. The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share or Class A Common Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on August 20, 2016, subject to extension, (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), and (iii) the time at which such Rights are exchanged as provided in Section 24 hereof; provided, however, that if the number of Rights exercised would entitle the holder thereof to receive any fraction of a Common Share or Class A Common Share greater than one-half of a share, the holder thereof shall not be entitled to exercise such Rights unless such holder concurrently purchases from the Company (and in such event the Company shall sell to such holder), at a price in proportion to the Purchase Price, an additional fraction of a Common Share or Class A Common Share, as the case may be, which, when added to the number of Common Shares or Class A Common Shares, as appropriate, to be received upon such exercise, will equal an integral number of Common Shares or Class A Common Shares.

(b) The purchase price for each full Common Share pursuant to the exercise of a Common Share Purchase Right (the “Common Share Purchase Price”) shall initially be $100 (equivalent to $50 for each one-half of one Common Share), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America or in Common Shares in accordance with paragraph (d) below.

(c) The purchase price for each full Class A Common Share pursuant to the exercise of a Class A Common Share Purchase Right (the “Class A Common Share Purchase Price”) shall initially be $100 (equivalent to $50 for each one-half of one Class A Common Share), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America or in Class A Common Shares in accordance with paragraph (d) below.

(d) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Common Share Purchase Price for the Common Shares or the Class A Common Share Purchase Price for the Class A Common Shares to be purchased as set forth below and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares or Class A Common Shares certificates for the number of Common Shares or Class A Common Shares, as appropriate, to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Common Shares or Class A Common Shares in accordance with Section 14 hereof, (iii) after receipt of such Common Share or Class A Common Share certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made by certified check, cashier’s check, bank draft or money order payable to the order of the Company, except that, if so provided by the Board of Directors of the Company, the payment of the Purchase Price following the occurrence of a Section 11(a)(ii) Event (as hereinafter defined) and until the first occurrence of a Section 13 Event (as such term is hereinafter defined) may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares or Class A Common Shares equal to the then Common Shares Purchase Price or Class A Common Shares Purchase Price, as appropriate, divided by the closing price (as determined pursuant to Section 11(d) hereof) per Common Share or Class A Common Share, respectively, on the Trading Day (as such term is hereinafter defined) immediately preceding the date of such exercise. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

(e) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Sections 6 and 14 hereof.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported transfer, assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse of the Right Certificate surrendered for such transfer, assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

        Section 8.     Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

        Section 9.     Reservation and Availability of Common Shares and Class A Common Shares.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares and Class A Common Shares or any authorized and issued Common Shares or Class A Common Shares held in its treasury, the number of Common Shares and Class A Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b) So long as the Common Shares and Class A Common Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares and Class A Common Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares and Class A Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares (except as otherwise provided by any corporation law applicable to the Company).

(d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares or Class A Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Common Shares or Class A Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Common Shares or Class A Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and governmental charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

        Section 10.     Common Shares and Class A Common Shares Record Date. Each Person in whose name any certificate for Common Shares or Class A Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or Class A Common Shares, as appropriate, represented thereby on, and such certificate shall be dated, as of the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes and other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares or Class A Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares or Class A Common Shares transfer books of the Company are open.

        Section 11.     Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of Common Shares or Class A Common Shares, as applicable, covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares or declare a dividend on the Class A Common Shares payable in Class A Common Shares, (B) subdivide the outstanding Common Shares or Class A Common Shares, (C) combine the outstanding Common Shares or Class A Common Shares into a smaller number of Common Shares or Class A Common Shares, respectively, or (D) issue any shares of its capital stock in a reclassification of the Common Shares or Class A Common Shares, including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation (provided that if any such reclassification is effected prior to the earlier of the Distribution Date or the Share Acquisition Date, the Board of Directors, in its sole discretion, may elect not to adjust the Purchase Price in effect at the time of the record date for such reclassification and the number and kind of shares of capital stock issuable on such date), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares or Class A Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii) Subject to Section 24 of this Agreement, in the event any Person shall become an Acquiring Person, other than pursuant to any transaction set forth in Section 13(a), each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to, as the case may be, (A) the then current Common Share Purchase Price per full Common Share multiplied by the number of Common Shares for which a Common Share Purchase Right is then exercisable or (B) the then current Class A Common Share Purchase Price per full Class A Common Share multiplied by the number of Class A Common Shares for which a Class A Common Share Purchase Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares or Class A Common Shares, as applicable, as shall equal the result obtained by (1) multiplying the then current Common Share Purchase Price or Class A Common Share Purchase Price per full Common Share or Class A Share, as applicable, by the number of Common Shares or Class A Common Shares, as applicable, for which a Right is then exercisable and dividing that product by (2) 50% of the then current per share market price of the Common Shares or Class A Common Shares, as appropriate (determined pursuant to Section 11(d)), on the date the Person became an Acquiring Person (such number of shares, the “Adjustment Shares”).

From and after such time as a Person becomes an Acquiring Person (a “Section 11(a)(ii) Event”), any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this paragraph are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

(iii) In the event that there shall not be sufficient Common Shares or Class A Common Shares issued but not outstanding or authorized but unissued (and not reserved for issuance for purposes other than upon the exercise of the Rights) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price payable with respect to such Right (such excess, the “Spread”), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or Class A Common Shares, as applicable, or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, if any, which the Board of Directors of the Company has deemed to have the same value as Common Shares or Class A Common Shares, as applicable, (such shares of preferred stock, hereinafter referred to as “common stock equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a reputable investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to substitute for the Adjustment Shares pursuant to clause (B) above within thirty (30) days following the occurrence of a Section 11(a)(ii) Event (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of any portion of the Purchase Price, Common Shares or Class A Common Shares, as applicable, (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares or Class A Common Shares might be authorized for issuance for exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares or Class A Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares or Class A Common Shares on the Section 11(a)(ii) Trigger Date and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Shares or Class A Common Shares, as applicable, on such date.

(b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares or Class A Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or Class A Common Shares (or securities convertible into Common Shares or Class A Common Shares) at a price per Common Share or Class A Common Share (or having a conversion price per share, if a security convertible into Common Shares or Class A Common Shares) less than the then current per share market price of the Common Shares or Class A Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be (i) the number of Common Shares or Class A Common Shares, as appropriate, outstanding on such record date plus (ii) the number of Common Shares or Class A Common Shares, as appropriate, which the aggregate offering price of the total number of Common Shares or Class A Common Shares, as appropriate, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares or Class A Common Shares, as appropriate, outstanding on such record date plus the number of additional Common Shares or Class A Common Shares, as appropriate, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares or Class A Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares or Class A Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Shares or Class A Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares or Class A Common Shares, as appropriate, (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share or one Class A Common Share, as appropriate, and the denominator of which shall be such current per share market price of the Common Shares or Class A Common Shares, as appropriate; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d) For the purpose of any computation hereunder, the “current per share market price” of the Common Shares or Class A Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share or Class A Common Share, as appropriate, for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to and not including such date; provided, however, that in the event that the current per share market price of the Common Shares or Class A Common Shares is determined during a period following the announcement by the issuer of such Common Shares or Class A Common Shares of (i) a dividend or distribution on such Common Shares or Class A Common Shares payable in Common Shares, Class A Common Shares or securities convertible into Common Shares or Class A Common Shares, or (ii) any subdivision, combination or reclassification of Common Shares or Class A Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per Common Share or Class A Common Share, as appropriate. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares or Class A Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares or Class A Common Shares are listed or admitted to trading or, if the Common Shares or Class A Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares or Class A Common Shares selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Shares or Class A Common Shares are listed or admitted to trading or, if the Common Shares or Class A Common Shares are not listed or admitted to trading on any national securities exchange, as the case may be, a Business Day.

(e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f) If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares or Class A Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares and Class A Common Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Common Shares and Class A Common Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares or Class A Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares or Class A Common Shares (calculated to the nearest ten-thousandth of a Common Share or Class A Common Share) obtained by (i) multiplying (A) the number of Common Shares or Class A Common Shares covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares or Class A Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares or Class A Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares or Class A Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares or Class A Common Shares which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the Common Shares or Class A Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as otherwise provided by any corporation law applicable to the Company) Common Shares or Class A Common Shares, as applicable, at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares, Class A Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares, Class A Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment. The Company shall contemporaneously provide the Rights Agent with a copy of any such election.

(m) Anything in this Section 11 to the contrary notwithstanding, the Board of Directors shall also have the authority to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares or Class A Common Shares, issuance wholly for cash of any Common Shares or Class A Common Shares at less than the current market price, issuance wholly for cash of Common Shares, Class A Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares or Class A Common Shares, dividends on Common Shares or Class A Common Shares payable in Common Shares or Class A Common Shares or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of Common Shares, Class A Common Shares or Class B Common Shares shall not be taxable to such shareholders.

(n) The Company covenants and agrees that it shall not, at any time after the earlier of the Distribution Date or the Share Acquisition Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) or (iv) consummate a share exchange with any other Person, if at the time of or immediately after any such consolidation, merger, sale or share exchange (A) there would be any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (B) prior to, simultaneously with or immediately after such consolidation, merger, sale or share exchange the shareholders of the Person who constitute, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof would have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates or (C) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

(o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action would be taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

        Section 12.     Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares or Class A Common Shares a copy of such certificate and (c) mail (or, if deemed appropriate by the Board of Directors of the Company, make available at no charge) a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall have no duty with respect to and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

        Section 13.     Consolidation, Merger, Share Exchange or Sale or Transfer of Assets or Earning Power.

(a) In the event that, following the Shares Acquisition Date, directly or indirectly, (A) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (B) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, or any Person or Persons (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consummate a share exchange with the Company, and, in connection with such consolidation or merger or share exchange, all or part of the outstanding Common Shares, Class A Common Shares or Class B Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (C) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that: (1) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Common Shares or Class A Common Shares, as applicable, for which a Right is then exercisable (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of any of the events described in clauses (A), (B) or (C) above (a “Section 13 Event”), the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event multiplied by the number of Common Shares or Class A Common Shares for which a Right was exercisable immediately prior to such first occurrence), in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable (except as otherwise required by any corporation law applicable to the Principal Party (as such term is hereinafter defined)) and freely tradable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares or Class A Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by (y) 50% of the current market price (determined pursuant to Section 11(d) hereof) per Common Share of such Principal Party on the date of consummation of such Section 13 Event; (2) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (3) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (4) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (5) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.

(b) “Principal Party” shall mean:

(i) in the case of any transaction described in clause (A) or (B) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares, Class A Common Shares or Class B Common Shares of the Company are converted in such merger, consolidation or share exchange, and if no securities are so issued, (A) the Person that is the other party to the merger, consolidation or share exchange and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Shares of which have the greatest aggregate market value of shares outstanding or (B) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

(ii) in the case of any transaction described in clause (C) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (A) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month-period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

(c) The Company shall not consummate any such consolidation, merger, share exchange, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, share exchange or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Securities Act of 1933, as amended (the “Act”), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

(ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations, share exchanges or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

        Section 14.     Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

(b) The Company shall not be required to issue fractions of Common Shares or Class A Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares or fractional Class A Common Shares. In lieu of fractional Common Shares or fractional Class A Common Shares, equal to one-half of a Common Share or Class A Common Share, as appropriate, or less, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share or Class A Common Share, as appropriate. Any exercise of Rights that would entitle the holder thereof to receive any fraction of a Common Share or Class A Common Share greater than one-half of a Common Share or Class A Common Share, as appropriate, shall be governed by Section 7(a) hereof. For purposes of this Section 14(b), the current market value of a Common Share or Class A Common Share shall be the closing price of a Common Share or Class A Common Share, as appropriate, (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

(d) The Rights Agent shall have no duty or obligation with respect to this Section 14 and any other Section of this Agreement relating to fractional shares unless and until it has received specific instructions (and sufficient cash if required) from the Company with respect to its duties and obligations under such Sections.

        Section 15.     Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares, Class A Common Shares and Class B Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares, Class A Common Shares or Class B Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares, Class A Common Shares or Class B Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

        Section 16.     Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares, Class A Common Shares and Class B Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

(c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares, Class A Common Shares or Class B Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares, Class A Common Shares or Class B Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

        Section 17.     Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Common Shares, Class A Common Shares or Class B Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof) or proceedings of the Company (except as provided herein), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

        Section 18.     Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, loss or expense (including, without limitation, the reasonable fees and expenses of counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the termination of this Agreement and the exercise or expiration of the Rights. Any reasonable costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

(b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares, Class A Common Shares or Class B Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

        Section 19.     Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        Section 20.     Duties of Rights Agent. The Rights Agent undertakes the duties and obligations, and only the duties and obligations, expressly imposed by this Agreement (and no implied duties and obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the written advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent with respect to, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered, or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct. In no case will the Rights Agent be liable for special, indirect, punitive, incidental or consequential losses or damages of any kind whatsoever (including without limitation lost profits), even if the Rights Agent has been advised of the possibility of such damages. In the absence of gross negligence, bad faith or willful misconduct by the Rights Agent, any liability of the Rights Agent under this Agreement shall be limited to the aggregate amount of fees paid by the Company to the Rights Agent pursuant to this Agreement.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 7, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares, Class A Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares, Class A Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable (except as otherwise provided by any corporation law applicable to the Company).

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent advice or instructions received from any such officer.

(h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in, or act as the transfer agent for, any of the Rights, Common Shares, Class A Common Shares, Class B Common Shares or other securities of the Company or become pecuniary interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such shareholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) Notwithstanding anything to the contrary contained in this Agreement, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest; provided that the Rights Agent shall maintain a disaster recovery plan and procedures, including provisions for emergency use of electronic data processing equipment, which is reasonable in light of the services to be provided, and will, at no additional expense to the Company, take reasonable steps to minimize service interruptions.

(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

        Section 21.     Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Shares, Class A Common Shares and Class B Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares, Class A Common Shares and Class B Common Shares by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation authorized to do business as a banking institution, organized and doing business under the laws of the United States or of the State of Iowa, in good standing, having an office in the State of Iowa (or, in the discretion of the Board of Directors of the Company, any other state of the United States), which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, Class A Common Shares and Class B Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        Section 22.     Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

        Section 23.     Redemption.

(a) The Rights may be redeemed by action of the Board of Directors pursuant to subsection (b) of this Section 23 and shall not be redeemed in any other manner.

(b) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Any such redemption will be effective immediately upon the action of the Board of Directors of the Company ordering the same, unless such action of the Board of Directors of the Company expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurrence of one or more specified events (in which case such redemption will be effective in accordance with the provisions of such action of the Board of Directors of the Company), notwithstanding any occurrence of a Section 11(a)(ii) Event.

(c) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to subsection (b) of this Section 23 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the effectiveness of the action of the Board of Directors ordering the redemption of the Rights pursuant to subsection (b) the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares, Class A Common Shares and Class B Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares, Class A Common Shares or Class B Common Shares prior to the Distribution Date.

        Section 24.     Exchange.

(a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares or Class A Common Shares at an exchange ratio of one-half of one Common Share or one-half of one Class A Common Share per Right, as appropriate, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than any member of the Carver Family, the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, any entity holding Common Shares, Class A Common Shares or Class B Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of (i) 50% or more of the Common Shares then outstanding, (ii) 50% or more of the Class A Common Shares then outstanding or (iii) 50% of the Common Shares and Class A Common Shares then outstanding.

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares or Class A Common Shares, as appropriate, equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares or Class A Common Shares, as appropriate, for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute common stock equivalents (as such term is defined in Section 11(a)(iii) hereof) for some or all of the Common Shares or Class A Common Shares, as appropriate, exchangeable for Rights.

(d) In the event that there shall not be sufficient Common Shares, Class A Common Shares or common stock equivalents issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares, Class A Common Shares or common stock equivalents for issuance upon exchange of the Rights.

(e) The Company shall not be required to issue fractions of Common Shares or Class A Common Shares or to distribute certificates which evidence fractional Common Shares or Class A Common Shares. In lieu of such fractional Common Shares or Class A Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares or Class A Common Shares would otherwise be issued an amount in cash equal to the same fraction of the current market value of a whole Common Share or Class A Common Share. For the purposes of this paragraph (e), the current market value of a whole Common Share or Class A Common Share shall be the closing price of a Common Share or Class A Common Share, as appropriate, (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

        Section 25.     Notice of Certain Events.

(a) In case the Company shall propose, after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Shares, Class A Common Shares or Class B Common Shares or to make any other distribution to the holders of Common Shares, Class A Common Shares or Class B Common Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of Common Shares, Class A Common Shares or Class B Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Common Shares, Class A Common Shares or Class B Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares, Class A Common Shares and Class B Common Shares), (iv) to effect any consolidation or merger into or with (other than a merger of a Subsidiary into or with the Company), to effect any share exchange with or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, Class A Common Shares or Class B Common Shares if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Shares, Class A Common Shares or Class B Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, Class A Common Shares or Class B Common Shares whichever shall be the earlier.

(b) In case any Section 11(a)(ii) Event or Section 13 Event shall occur, then, in any case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall include a brief summary of the Section 11(a)(ii) Event or Section 13 Event, as the case may be, and the consequences thereof to holders of Rights.

(c) In case of an adjustment to the number of Common Shares or Class A Common Shares subject to receipt upon exercise of the Rights shall occur pursuant to Section 7(a) of this Agreement, then the Company shall give to (i) the Rights Agent, in accordance with Section 26 hereof, notice of such adjustment as soon as practicable and (ii) each holder of a Right Certificate, in accordance with Section 26 hereof, notice of such adjustment no later than the earlier of the payment date of the Company’s next regular quarterly cash dividend on Common Shares, Class A Common Shares or Class B Common Shares payable after the amendment date, or 100 days after the amendment date.

        Section 26.     Notices.

(a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Bandag, Incorporated 2905 North Highway 61 Muscatine, Iowa 52671 Attention: Secretary

(b) Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A. One North State Street, Suite 0674 Chicago, Illinois 60602 Attention: Relationship Management

(c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

        Section 27.     Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares, Class A Common Shares or Class B Common Shares. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) hereof from 20% beneficial ownership of the Common Shares then outstanding, 20% beneficial ownership of the Class A Common Shares then outstanding and 20% beneficial ownership of the total number of Common Shares and Class A Common Shares then outstanding to not less than 10% beneficial ownership of the Common Shares, 10% beneficial ownership of the Class A Common Shares and 10% of the total number of Common Shares and Class A Common Shares then outstanding, with appropriate exceptions for Persons then beneficially owning Common Shares of the Company constituting a percentage of the number of Common Shares, Class A Common Shares or Common Shares and Class A Common Shares together then outstanding equal to or in excess of the new threshold. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder or (v) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that from and after the Distribution Date this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which reduces the then effective Redemption Price or moves to an earlier date the then effective Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares or Class A Common Shares.

        Section 28.     Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 29.     Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares, Class A Common Shares and Class B Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares, Class A Common Shares and Class B Common Shares).

        Section 30.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        Section 31.    Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Iowa, except that the laws of the State of Delaware shall govern the rights and duties of the Rights Agent hereunder, and for all purposes shall be governed by and construed in accordance with the laws of the State of Iowa applicable to contracts to be made and performed entirely within such State (other than with respect to the rights and duties of the Rights Agent, which shall be governed by and construed in accordance with the laws of the State of Delaware).

        Section 32.     Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Section 33.     Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34. Determinations and Actions by the Board of Directors. (a) For all purposes of this Agreement, any calculation of the number of Common Shares, Class A Common Shares or Class B Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares or Class A Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations promulgated under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement and any determination as to whether actions or any Person shall be such as to cause such Person to beneficially own shares held by another Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of the Company in good faith (the Rights Agent may assume the Board acted in good faith), shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of the Company to any liability to the holders of the Rights.

(b) Notwithstanding any other provision hereof, it is understood that the Nominating and Corporate Governance Committee shall review and evaluate this Agreement in order to consider whether the maintenance of this Agreement continues to be in the best interests of the Company, its stockholders and other relevant constituencies of the Company at least once every three years. Following each such review, the Nominating and Corporate Governance Committee shall communicate its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether this Agreement should be modified or the Rights should be redeemed.

(c) The Nominating and Corporate Governance Committee and the Board of Directors, when considering whether this Agreement should be modified or the Rights should be redeemed, shall have the power to set their own agenda and to retain at the expense of the Company their choice of legal counsel, investment bankers and other advisors. The Nominating and Corporate Governance Committee and the Board of Directors, when considering whether this Agreement should be modified or the Rights should be redeemed, shall have the authority to review all information of the Company and to consider any and all factors they deem relevant to an evaluation of whether this Agreement should be modified or the Rights should be redeemed.

[Signature page follows on next page.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:	BANDAG, INCORPORATED
By:______________________________________	By:______________________________________
Name:	Name:
Title:	Title:
Attest:	COMPUTERSHARE TRUST COMPANY, N.A.
By:______________________________________	By:______________________________________
Name:	Name:
Title:	Title:

Exhibit A-1

FORM OF COMMON SHARE PURCHASE RIGHT CERTIFICATE

Certificate No. R- Common Share Purchase Right

_____ Common Share Purchase Rights

NOT EXERCISABLE AFTER AUGUST 20, 2016 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

Common Share Purchase Right Certificate

BANDAG, INCORPORATED

        This certifies that __________, or registered assigns, is the registered owner of the number of Common Share Purchase Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 21, 2006, and as such agreement may be amended, (the “Rights Agreement”), between Bandag, Incorporated, an Iowa corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Eastern time, on August 20, 2016, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one-half of one fully paid nonassessable share of Common Stock, par value $1.00, of the Company (the “Common Shares) at a purchase price of $100 per Common Share (the “Common Shares Purchase Price”) (equivalent to $50 for each one-half of one Common Share), upon presentation and surrender of this Common Share Purchase Right Certificate with the Form of Election to Purchase duly executed. The number of Common Share Purchase Rights evidenced by this Common Share Purchase Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Common Shares Purchase Price set forth above, are the number and Common Shares Purchase Price as of August 21, 2006, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Common Shares Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Common Share Purchase Rights evidenced by this Common Share Purchase Right Certificate are subject to modification and adjustment upon the happening of certain events.

        This Common Share Purchase Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Common Share Purchase Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

A1-1

        This Common Share Purchase Right Certificate, with or without other Common Share Purchase Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Common Share Purchase Right Certificate or Common Share Purchase Right Certificates of like tenor and date evidencing Common Share Purchase Rights entitling the holder to purchase a like aggregate number of Common Shares as the Common Share Purchase Rights evidenced by the Common Share Purchase Right Certificate or Common Share Purchase Right Certificates surrendered shall have entitled such holder to purchase. If this Common Share Purchase Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Common Share Purchase Right Certificate or Common Share Purchase Right Certificates for the number of whole Common Share Purchase Rights not exercised.

        Subject to the provisions of the Rights Agreement, the Common Share Purchase Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Common Shares.

        The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, but prior to such Person’s acquisition of 50% or more of the outstanding Common Shares, 50% or more of the outstanding shares of Class A Common Stock, par value $1.00 (the “Class A Common Shares”), or 50% or more of the outstanding Common Shares and Class A Common Shares on a combined basis, exchange the Rights evidenced by the Certificate for Common Shares, at an exchange ratio of one-half of one Common Share per Right, subject to adjustment, as provided in the Rights Agreement.

        No fractional Common Shares will be issued upon the exercise of any Common Share Purchase Right or Common Share Purchase Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. No Common Share Purchase Rights may be exercised that would entitle the holder to any fraction of a Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares, as provided in the Rights Agreement.

        No holder of this Common Share Purchase Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends, distributions or subscription rights, or otherwise, until the Common Share Purchase Right or Common Share Purchase Rights evidenced by this Common Share Purchase Right Certificate shall have been exercised as provided in the Rights Agreement.

        This Common Share Purchase Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

[Signature page follows on next page.]

A1-2

        WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________, 20__.

Attest:	BANDAG, INCORPORATED
By:______________________________________	By:______________________________________
Name:	Name:
Title:	Title:
Attest:	COMPUTERSHARE TRUST COMPANY, N.A.
By:______________________________________	By:______________________________________
Name:	Name:
Title:	Title:

A1-3

FORM OF REVERSE SIDE OF COMMON SHARE PURCHASE RIGHT CERTIFICATE

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Common Share Purchase Right Certificate.)

        FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto (Please print name and address of transferee)

________________________________________________________________________________________________________
this Common Share Purchase Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Common Share Purchase Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________________, 20__

___________________________________________________
Signature

Signature Guaranteed:

        The undersigned hereby certifies that the Common Share Purchase Rights evidenced by this Common Share Purchase Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

___________________________________________________
Signature

A1-4

FORM OF REVERSE SIDE OF COMMON SHARE PURCHASE RIGHT CERTIFICATE — CONTINUED

FORM OF ELECTION TO PURCHASE

        (To be executed if holder desires to exercise the Common Share Purchase Right Certificate.)

To Bandag, Incorporated:

        The undersigned hereby irrevocably elects to exercise ________________ Common Share Purchase Rights represented by this Common Share Purchase Right Certificate to purchase the Common Shares issuable upon the exercise of such Common Share Purchase Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security or other identifying number

___________________________________________________________________________________________________________________
(Please print name and address)

___________________________________________________________________________________________________________________

If such number of Common Share Purchase Rights shall not be all the Common Share Purchase Rights evidenced by this Common Share Purchase Right Certificate, a new Common Share Purchase Right Certificate for the balance remaining of such Common Share Purchase Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

___________________________________________________________________________________________________________________
(Please print name and address)

___________________________________________________________________________________________________________________

Dated __________________, 20__

___________________________________________________
Signature

Signature Guaranteed:

        Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

A1-5

FORM OF REVERSE SIDE OF COMMON SHARE PURCHASE RIGHT CERTIFICATE — CONTINUED

        The undersigned hereby certifies that the Common Share Purchase Rights evidenced by this Common Share Purchase Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

___________________________________________________
Signature

NOTICE

        The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Common Share Purchase Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

        In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Common Share Purchase Rights evidenced by this Common Share Purchase Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

A1-6

Exhibit A-2

FORM OF CLASS A COMMON SHARE PURCHASE RIGHT CERTIFICATE

Certificate No. R- Class A Common Share Purchase Right

_____ Class A Common Share Purchase Rights

NOT EXERCISABLE AFTER AUGUST 20, 2016 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

Class A Common Share Purchase Right Certificate

BANDAG, INCORPORATED

        This certifies that __________, or registered assigns, is the registered owner of the number of Class A Common Share Purchase Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 21, 2006, and as such agreement may be amended, (the “Rights Agreement”), between Bandag, Incorporated, an Iowa corporation (the “Company”), and Computershare Trust Company, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Eastern time, on August 20, 2016, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one-half of one fully paid nonassessable share of Class A Common Stock, par value $1.00, of the Company (the “Class A Common Shares”) at a purchase price of $100 per Class A Common Share (the “Class A Common Shares Purchase Price”) (equivalent to $50 for each one-half of one Class A Common Share), upon presentation and surrender of this Class A Common Share Purchase Right Certificate with the Form of Election to Purchase duly executed. The number of Class A Common Share Purchase Rights evidenced by this Class A Common Share Purchase Right Certificate (and the number of Class A Common Shares which may be purchased upon exercise hereof) set forth above, and the Class A Common Shares Purchase Price set forth above, are the number and Class A Common Shares Purchase Price as of August 21, 2006, based on the Class A Common Shares as constituted at such date. As provided in the Rights Agreement, the Class A Common Shares Purchase Price and the number of Class A Common Shares which may be purchased upon the exercise of the Class A Common Share Purchase Rights evidenced by this Class A Common Share Purchase Right Certificate are subject to modification and adjustment upon the happening of certain events.

        This Class A Common Share Purchase Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Class A Common Share Purchase Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

A2-1

        This Class A Common Share Purchase Right Certificate, with or without other Class A Common Share Purchase Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Class A Common Share Purchase Right Certificate or Class A Common Share Purchase Right Certificates of like tenor and date evidencing Class A Common Share Purchase Rights entitling the holder to purchase a like aggregate number of Class A Common Shares as the Class A Common Share Purchase Rights evidenced by the Class A Common Share Purchase Right Certificate or Class A Common Share Purchase Right Certificates surrendered shall have entitled such holder to purchase. If this Class A Common Share Purchase Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Class A Common Share Purchase Right Certificate or Class A Common Share Purchase Right Certificates for the number of whole Class A Common Share Purchase Rights not exercised.

        Subject to the provisions of the Rights Agreement, the Class A Common Share Purchase Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Class A Common Shares.

        The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, but prior to such Person’s acquisition of 50% or more of the outstanding Class A Common Shares, 50% or more of the outstanding shares of Common Stock, par value $1.00 (the “Common Shares”), or 50% or more of the outstanding Class A Common Shares and Common Shares on a combined basis, exchange the Rights evidenced by the Certificate for Common Shares, at an exchange ratio of one-half of one Common Share per Right, subject to adjustment, as provided in the Rights Agreement.

        No fractional Class A Common Shares will be issued upon the exercise of any Class A Common Share Purchase Right or Class A Common Share Purchase Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. No Class A Common Share Purchase Rights may be exercised that would entitle the holder to any fraction of a Class A Common Share greater than one-half of a Class A Common Share unless concurrently therewith such holder purchases an additional fraction of a Class A Common Share which, when added to the number of Class A Common Shares to be received upon such exercise, equals an integral number of Class A Common Shares, as provided in the Rights Agreement.

        No holder of this Class A Common Share Purchase Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Class A Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends, distributions or subscription rights, or otherwise, until the Class A Common Share Purchase Right or Class A Common Share Purchase Rights evidenced by this Class A Common Share Purchase Right Certificate shall have been exercised as provided in the Rights Agreement.

        This Class A Common Share Purchase Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

[Signature page follows on next page.]

A2-2

        WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________, 20__.

Attest:	BANDAG, INCORPORATED
By:______________________________________	By:______________________________________
Name:	Name:
Title:	Title:
Attest:	COMPUTERSHARE TRUST COMPANY, N.A.
By:______________________________________	By:______________________________________
Name:	Name:
Title:	Title:

A2-3

FORM OF REVERSE SIDE OF CLASS A COMMON SHARE PURCHASE RIGHT CERTIFICATE

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Class A Common Share Purchase Right Certificate.)

        FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto (Please print name and address of transferee)

____________________________________________________________________________________________________________
this Class A Common Share Purchase Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Class A Common Share Purchase Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________________, 20__

___________________________________________________
Signature

Signature Guaranteed:

        The undersigned hereby certifies that the Class A Common Share Purchase Rights evidenced by this Class A Common Share Purchase Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

___________________________________________________
Signature

A2-4

FORM OF REVERSE SIDE OF CLASS A COMMON SHARE PURCHASE RIGHT CERTIFICATE -- CONTINUED

FORM OF ELECTION TO PURCHASE

        (To be executed if holder desires to exercise the Class A Common Share Purchase Right Certificate.)

To Bandag, Incorporated:

        The undersigned hereby irrevocably elects to exercise ________________ Class A Common Share Purchase Rights represented by this Class A Common Share Purchase Right Certificate to purchase the Class A Common Shares issuable upon the exercise of such Class A Common Share Purchase Rights and requests that certificates for such Class A Common Shares be issued in the name of:

Please insert social security or other identifying number

___________________________________________________________________________________________________________________
(Please print name and address)

___________________________________________________________________________________________________________________

If such number of Class A Common Share Purchase Rights shall not be all the Class A Common Share Purchase Rights evidenced by this Class A Common Share Purchase Right Certificate, a new Class A Common Share Purchase Right Certificate for the balance remaining of such Class A Common Share Purchase Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

___________________________________________________________________________________________________________________
(Please print name and address)

___________________________________________________________________________________________________________________

Dated __________________, 20__

___________________________________________________
Signature

Signature Guaranteed:

        Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

A2-5

FORM OF REVERSE SIDE OF CLASS A COMMON SHARE PURCHASE RIGHT CERTIFICATE -- CONTINUED

        The undersigned hereby certifies that the Class A Common Share Purchase Rights evidenced by this Class A Common Share Purchase Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

___________________________________________________
Signature

NOTICE

        The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Class A Common Share Purchase Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

        In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Class A Common Share Purchase Rights evidenced by this Class A Common Share Purchase Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

A2-6

Exhibit B

BANDAG, INCORPORATED

SUMMARY OF RIGHTS TO PURCHASE SHARES

        On August 21, 2006, the Board of Directors of Bandag, Incorporated (the “Company”) declared a dividend of (a) one common share purchase right (a “Common Share Purchase Right”) for each outstanding share of common stock, par value $1.00, of the Company (the “Common Shares”) and each outstanding share of class B common stock, par value $1.00, of the Company (the “Class B Common Shares”) and (b) one class A common share purchase right (a “Class A Common Share Purchase Right”) (the Class A Common Share Purchase Rights and Common Share Purchase Rights being collectively referred to as “Rights”) for each outstanding share of class A common stock, par value $1.00, of the Company (the “Class A Common Shares”). The dividend is payable on September 12, 2006 to the shareholders of record on September 12, 2006 (the “Record Date”). Each Common Share Purchase Right or Class A Common Share Purchase Right entitles the registered holder to purchase from the Company one-half of one Common Share or one-half of one Class A Common Share, as applicable, at a price of $100 per Common Share (equivalent to $50 for each one-half of one Common Share) (the “Common Shares Purchase Price”) or a price of $100 per Class A Common Share (equivalent to $50 for each one-half of one Class A Common Share) (the “Class A Common Shares Purchase Price”) (when used without further specification as to which, the Common Shares Purchase Price and Class A Common Shares Purchase Price being collectively referred to as the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A. as Rights Agent.

        Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, other than any member of the Carver Family (as defined in the Rights Agreement), the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any entity holding Common Shares or Class A Common Shares for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan (an “Acquiring Person”), has acquired beneficial ownership of 20% or more of the outstanding Common Shares, 20% or more of the outstanding Class A Common Shares or 20% or more of the outstanding Common Shares and Class A Common Shares on a combined basis (the “Shares Acquisition Date”) or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding Common Shares, 20% or more of such outstanding Class A Common Shares or 20% or more of such outstanding Common Shares and Class A Common Shares on a combined basis (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share, Class A Common Share or Class B Common Share certificates outstanding as of the Record Date, by such Common Share, Class A Common Share or Class B Common Share certificate, as applicable. The Rights Agreement excludes from the definition of Acquiring Person any shareholders who or which, as of August 21, 2006, own in excess of the thresholds, as long as they do not purchase any additional Common Shares or Class A Common Shares.

B-1

        The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares, Class A Common Shares and Class B Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share, Class A Common Share or Class B Common Share certificates issued after the Record Date, upon transfer, conversion or new issuance of Common Shares, Class A Common Shares or Class B Common Shares, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, Class A Common Shares or Class B Common Shares outstanding as of the Record Date, even without such notation being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares, Class A Common Shares or Class B Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares, Class A Common Shares and Class B Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on August 20, 2016, unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

        The Purchase Price payable, and the number of Common Shares or Class A Common Shares, as appropriate, or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares or Class A Common Shares (except as further provided in the Rights Agreement), (ii) upon the grant to holders of the Common Shares or Class A Common Shares of certain rights or warrants to subscribe for or purchase Common Shares or Class A Common Shares at a price, or securities convertible into Common Shares or Class A Common Shares with a conversion price, less than the then current market price of the Common Shares or Class A Common Shares, as applicable, or (iii) upon the distribution to holders of the Common Shares or Class A Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares or Class A Common Shares, as applicable) or of subscription rights or warrants (other than those referred to above).

        In the event (a “Flip-In Event”) any Person (as defined in the Rights Agreement) shall become an Acquiring Person other than in a transaction that would be a Flip-Over Event (as defined below) proper provision will be made so that each holder of a Right will have a right to receive that number of Common Shares or Class A Common Shares that at the time of such Flip-In Event have a per share market price equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of a Flip-In Event all Rights that are or were acquired or beneficially owned by an Acquiring Person, or any Associate or Affiliate of such Acquiring Person (each as defined in the Rights Agreement), will be null and void.

        In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, (ii) the Company acquires another entity in a merger or other business combination transaction or (iii) 50% or more of its consolidated assets or earning power are sold (the events described in clauses (i), (ii) and (iii) are herein referred to as “Flip-Over Events”), each Right (other than Rights that are or were acquired or beneficially owned by an Acquiring Person, or any Associate or Affiliate of such Acquiring Person) would entitle holders to buy common stock of the acquiring company that would have a market value of twice the exercise price per Right upon payment of the then current exercise price.

B-2

        Other than provisions relating to the principal economic terms of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 20% to not less than 10%, with appropriate exceptions for a person or group then beneficially owning Common Shares, Class A Common Shares or Common Shares and Class A Common Shares in excess of 20% of the number of shares then outstanding, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

        At least once every three years, the Company’s Nominating and Corporate Governance Committee will evaluate the Rights Agreement in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

        A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A filed with respect to the Rights. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

B-3